Press Release

China Integrated Energy, Inc. Announces Capital Raise of $15.3 Million

XI'AN, China, Dec. 29 /PRNewswire-Asia-FirstCall/ — China Integrated Energy, Inc. (Nasdaq: CBEH; the "Company"), a leading non-state-owned integrated energy company in China today announced that it has entered into definitive agreements with several institutional investors for a registered direct placement of approximately $15.3 million of common stock at a price of $7.00 per share. The Company will issue a total of 2,185,716 shares to the institutional investors.

In addition, the Company will issue to the investors warrants to purchase up to 1,092,858 shares of common stock, which, if fully exercised, would provide an additional $7.65 million in gross proceeds to the Company. The warrants have an exercise price of $7.00 per share and are exercisable for six months following the closing date.

The Company anticipates that the capital raised in this registered direct placement will be used for biodiesel capacity expansion and working capital for wholesale distribution of finished oil and heavy oil products.

The offering is expected to close on or about December 31, 2010, subject to satisfaction of customary closing conditions.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq:RODM - News), acted as the exclusive placement agent for the transaction.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-166551), which was declared effective by the United States Securities and Exchange Commission ("SEC") on May 19, 2010. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC's website at http://www.sec.gov or from Rodman & Renshaw, LLC by request at info@rodm.com or (212) 356-0549.

About China Integrated Energy, Inc.

China Integrated Energy, Inc. is a leading non-state-owned integrated energy company in China engaged in three business segments: the production and sale of biodiesel, the wholesale distribution of finished oil and heavy oil products, and the operation of thirteen retail gas stations. The Company operates a 100,000-ton biodiesel production plant located in Tongchuan City, Shaanxi Province and a 50,000-ton plant in Chongqing City, China. The Company expects to increase the total biodiesel production capacity to 200,000 tons upon completion of a new 50,000-ton production facility adjacent to the 100,000-ton plant in Tongchuan City. The Company utilizes an extensive distribution network, established over the past 10 years, to distribute both heavy oil and finished oil including gasoline, petro-diesel and biodiesel. For additional information on the Company please visit http://www.chinaintegratedenergy.com.

An online investor kit including a company presentation, press releases, current price quotes, stock charts and other valuable information for investors is available at http://www.chinaintegratedenergy.com. To subscribe to future releases via e-mail alert, visit http://www.chinaintegratedenergy.com/alerts.

Safe Harbor Statement

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. For example, statements about the future use of the proceeds are forward looking and subject to risks. China Integrated Energy, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward- looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

Company
Susan Zhou
Vice President, Investor Relations
Tel:   +1-305-393-5536
Email: susan.zhou@cbeh.net.cn
Web:   http://www.chinaintegratedenergy.com

HC International, Inc.
Ted Haberfield, Executive VP
Tel:   +1-760-755-2716
Email: thaberfield@hcinternational.net
Web:   http://www.hcinternational.net

Rodman & Renshaw, LLC
info@rodmanandrenshaw.com
1251 Avenue of the Americas
New York, NY 10020
(212) 356-0530

Web: http://www.rodm.com